Exhibit 99.1

28 October 2025 | NYSE: NXRT

EARNINGS SUPPLEMENT: THIRD QUARTER 2025

NEXPOINT RESIDENTIAL TRUST, INC.

300 CRESCENT COURT, SUITE 700

DALLAS, TX 75201

INVESTOR RELATIONS:

KRISTEN GRIFFITH

NXRT.NEXPOINT.COM

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

TABLE OF CONTENTS

Earnings Release	1
Cautionary Statement Regarding Forward-Looking Statements	3
Overview	4
Highlights of Recent Activity	5
Financial Summary	7
2025 Full Year Guidance	8
Components of Net Asset Value	9
Consolidated Balance Sheets	10
Consolidated Statements of Operations	11
NOI and Same Store NOI	12
Q3 Same Store Results	13
Q3 Same Store Properties Operating Metrics	15
QoQ Same Store Properties Operating Metrics	16
YTD Same Store Results	16
FFO, Core FFO and AFFO	19
Historical Capital Expenditures	20
Value-Add Program Details	21
Outstanding Debt Details	24
Debt Maturity Schedule	27
Historical Acquisition Details	28
Historical Disposition Details	29
Definitions and Reconciliations of Non-GAAP Measures	30

The Verandas at Lake Norman: Cornelius, NC

Remodeled Leasing Office

Current Renovated Unit

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

FOR IMMEDIATE RELEASE

Contact:

Investor Relations

Kristen Griffith

IR@nexpoint.com

(214) 276-6300

Media inquiries: Pro-Nexpoint@prosek.com

NEXPOINT RESIDENTIAL TRUST, INC. REPORTS THIRD QUARTER 2025 RESULTS

NXRT Maintains Full Year Guidance and Boosts Quarterly Dividend

Dallas, TX, October 28, 2025 – NexPoint Residential Trust, Inc. (NYSE:NXRT) reported financial results for the third quarter ended September 30, 2025.

Highlights

•
NXRT1 reported net loss, FFO2, Core FFO2 and AFFO2 of $7.8M, $15.9M, $17.7M and $20.2M, respectively, attributable to common stockholders for the quarter ended September 30, 2025, compared to net loss, FFO, Core FFO, and AFFO of $8.9M, $15.7M, $17.9M and $20.6M, respectively, attributable to common stockholders for the quarter ended September 30, 2024.
•
NXRT reported net loss, FFO, Core FFO and AFFO of $21.7M, $50.2M, $54.8M and $62.1M, respectively, attributable to common stockholders for the nine months ended September 30, 2025, compared to net income, FFO, Core FFO, and AFFO of $28.0M, $50.9M, $55.5M and $63.3M, respectively, attributable to common stockholders for the nine months ended September 30, 2024.
•
For the three months ended September 30, 2025, Q3 Same Store properties3, occupancy decreased 130 bps, total revenue decreased 0.6%, NOI2 increased 3.5%, and average effective rent decreased 0.3% over the prior year period.
•
For the nine months ended September 30, 2025, YTD Same Store properties3, occupancy decreased 130 bps, total revenue and NOI2 decreased 0.6% and 0.5%, respectively, and average effective rent decreased 0.3% over the prior year period.
•
On July 11, 2025, the Company, through NexPoint Residential Trust Operating Partnership, L.P. (the “OP”), entered into a $200.0 million revolving credit facility with J.P. Morgan Chase Bank, N.A. (“JPMorgan”) and the lenders thereto from time to time (the "Credit Facility").
•
The weighted average effective monthly rent per unit across all 35 properties held as of September 30, 2025 (the “Portfolio”), consisting of 12,9844 units, was $1,497, while physical occupancy was 93.6%.
•
During the third quarter of 2025, for the properties in the Portfolio, we completed 365 full and partial upgrades and leased 297 upgraded units, achieving an average monthly rent premium of $89 and a 21.3% ROI5.
•
Since inception, for the properties currently in the Portfolio, we have completed 9,478 full and partial upgrades, 4,925 kitchen and laundry appliances, and 11,199 technology packages, resulting in a $161, $50, and $43 average monthly rental increase per unit and a 20.8%, 64.0%, and 37.2% ROI, respectively.
•
On October 27, 2025, the Company’s board of directors approved a quarterly dividend of $0.53 per share, a 3.9% increase from the previous dividend per share, payable on December 31, 2025 to stockholders of record on December 15, 2025. Since inception, NXRT has increased the dividend per share by 157.3%.
1)
In this release, “we,” “us,” “our,” the “Company,” and “NXRT” each refer to NexPoint Residential Trust, Inc., a Maryland corporation.
2)
FFO, Core FFO, AFFO and NOI are non-GAAP measures. For a discussion of why we consider these non-GAAP measures useful and reconciliations of FFO, Core FFO, AFFO and NOI to net loss, see the “Definitions and Reconciliations of Non-GAAP Measures,” “FFO, Core FFO and AFFO” and “NOI and Same Store NOI” sections of this release.
3)
We define “Same Store” properties as properties that were in our Portfolio for the entirety of the periods being compared. There are 35 properties encompassing 12,946 units of apartment space in our Same Store pool for the three months ended September 30, 2025 (our “Q3 Same Store” properties) and 35 properties encompassing 12,946 units of apartment space in our Same Store pool for the nine months ended September 30, 2025 (our “YTD Same Store” properties). The same store unit count excludes 38 units that are currently down due to casualty events (Rockledge: 20 units, Bella Solara: 16 units, Summers Landing: 1 unit, The Avant at Pembroke Pines: 1 unit).
4)
Total units owned in our Portfolio is 12,984, however 38 units are currently down due to casualty events (Rockledge: 20 units, Bella Solara: 16 units, Summers Landing: 1 unit, The Avant at Pembroke Pines: 1 unit).
5)
We define Return on Investment (“ROI”) as the sum of the actual rent premium divided by the sum of the total cost.

NXRT.NEXPOINT.COM	Page 1

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Third Quarter 2025 Financial Results

•
Total revenues were $62.8 million for the third quarter of 2025, compared to $64.1 million for the third quarter of 2024.
•
Net loss attributable to common stockholders for the third quarter of 2025 totaled $7.8 million, or loss of $(0.31) per diluted share, which included $23.8 million of depreciation and amortization expense. This compared to net loss attributable to common stockholders of $8.9 million, or loss of $(0.35) per diluted share, for the third quarter of 2024, which included $24.6 million of depreciation and amortization expense.
•
The change in our net loss of $7.8 million for the three months ended September 30, 2025 as compared to our net loss of $8.9 million for the three months ended September 30, 2024 primarily relates to a decrease in total expenses of approximately $3.1 million offset by a decrease in total revenues of $1.3 million and an increase in interest expense of $0.9 million.
•
For the third quarter of 2025, NOI was $38.8 million on 35 properties, compared to $38.1 million for the third quarter of 2024 on 36 properties.
•
For the third quarter of 2025, Q3 Same Store NOI increased 3.5% to $38.8 million, compared to $37.5 million for the third quarter of 2024.
•
For the third quarter of 2025, FFO totaled $15.9 million, or $0.63 per diluted share, compared to $15.7 million, or $0.60 per diluted share, for the third quarter of 2024.
•
For the third quarter of 2025, Core FFO totaled $17.7 million, or $0.70 per diluted share, compared to $17.9 million, or $0.69 per diluted share, for the third quarter of 2024.
•
For the third quarter of 2025, AFFO totaled $20.2 million, or $0.80 per diluted share, compared to $20.6 million, or $0.79 per diluted share, for the third quarter of 2024.

2025 Year to Date Financial Results

•
Total revenues were $189.2 million for the nine months ended September 30, 2025, compared to $195.9 million for the nine months ended September 30, 2024.
•
Net loss attributable to common stockholders for the nine months ended September 30, 2025 totaled $21.7 million, or loss of $(0.86) per diluted share, which included $72.2 million of depreciation and amortization expense. This compared to net income attributable to common stockholders of $28.0 million, or income of $1.07 per diluted share, for the nine months ended September 30, 2024, which included $73.4 million of depreciation and amortization expense.
•
The change in our net loss of $21.8 million for the nine months ended September 30, 2025 as compared to our net income of $28.2 million for the nine months ended September 30, 2024 primarily relates to a decrease in gain on sales of real estate of $50.4 million.
•
For the nine months ended September 30, 2025, NOI was $114.6 million on 35 properties, compared to $118.1 million for the nine months ended September 30, 2024 on 36 properties.
•
For the nine months ended September 30, 2025, Same Store NOI decreased 0.5% to $114.6 million, compared to $115.2 million for the nine months ended September 30, 2024.
•
For the nine months ended September 30, 2025, FFO totaled $50.2 million, or $1.96 per diluted share, compared to $50.9 million, or $1.94 per diluted share, for the nine months ended September 30, 2024.
•
For the nine months ended September 30, 2025, Core FFO totaled $54.8 million, or $2.14 per diluted share, compared to $55.5 million, or $2.11 per diluted share, for the nine months ended September 30, 2024.
•
For the nine months ended September 30, 2025, AFFO totaled $62.1 million, or $2.43 per diluted share, compared to $63.3 million, or $2.41 per diluted share, for the nine months ended September 30, 2024.

Third Quarter Earnings Conference Call

NXRT will host a call on Tuesday, October 28, 2025, at 11:00 a.m. ET (10:00 a.m. CT), to discuss its third quarter 2025 financial results. The conference call can be accessed live over the phone by dialing 888-660-4430 or, for international callers, +1 646-960-0537 and using passcode Conference ID: 5001576. A live audio webcast of the call will be available online at the Company's website, nxrt.nexpoint.com (under "Resources"). An online replay will be available shortly after the call on the Company's website and continue to be available for 60 days.

A replay of the conference call will also be available through Tuesday, November 11, 2025, by dialing 800-770-2030 or, for international callers, +1 647-362-9199 and entering passcode 5001576.

NXRT.NEXPOINT.COM	Page 2

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

About NXRT

NexPoint Residential Trust is a publicly traded REIT, with its shares listed on the New York Stock Exchange and NYSE Texas, Inc. under the symbol “NXRT,” primarily focused on acquiring, owning and operating well-located, middle-income multifamily properties with “value-add” potential in large cities and suburban submarkets of large cities, primarily in the Southeastern and Southwestern United States. NXRT is externally advised by NexPoint Real Estate Advisors, L.P., an affiliate of NexPoint Advisors, L.P., an SEC-registered investment advisor, which has extensive real estate experience. Our filings with the Securities and Exchange Commission (the “SEC”) are available on our website, nxrt.nexpoint.com, under the “Financials” tab.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as “expect,” “anticipate,” “estimate,” “may,” “plan,” “believe” and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding NXRT’s business and industry in general, forecasted submarket deliveries, 2025 full year guidance for earnings per diluted share and Core FFO per diluted share and the related components and assumptions, including acquisitions and dispositions, shares outstanding, and Same Store growth projections, NXRT’s net asset value and the related components and assumptions, including estimated value-add expenditures, debt payments, outstanding debt, and shares outstanding, net income and NOI guidance for the full year and fourth quarter of 2025 and the related assumptions, planned value-add programs, including projected average rehab costs, rent change and return on investment, and expected settlement of interest rate swaps and the effect on the debt maturity schedule, rehab budgets. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement, including those described in greater detail in our filings with the SEC, particularly those described in our Annual Report on Form 10-K. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s most recent Annual Report on Form 10-K and other filings with the SEC for a more complete discussion of the risks and other factors that could affect any forward-looking statements. The statements made herein speak only as of the date of this release and except as required by law, NXRT does not undertake any obligation to publicly update or revise any forward-looking statements.

NXRT.NEXPOINT.COM	Page 3

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC.: THIRD QUARTER 2025 OVERVIEW

Company Profile

(share counts in thousands)
Exchange/Ticker	NYSE; NYSE Texas: NXRT
Share Price (1)	$30.55
Insider Ownership (2)	16.03%
2025 Q4 Dividend Per Share	$0.53
Dividend Yield (1)	6.94%
Shares Outstanding - basic (3)	25,364
Shares Outstanding - diluted (3)	25,370

(1)
As of the close of market trading on October 27, 2025.
(2)
As of the close of market trading on September 30, 2025.
(3)
Weighted average for the three months ended September 30, 2025.

Portfolio Composition by Market

Market	% of Units
Phoenix	15.5%
South Florida	15.1%
Dallas/Fort Worth	15.0%
Atlanta	13.0%
Nashville	10.3%
Orlando	9.0%
Las Vegas	9.0%
Raleigh	4.8%
Tampa	4.4%
Charlotte	3.9%
Total	100.0%

Revenue & Average Rent Per Unit	Stock Price Performance (Since Inception; 4/1/2015)

Revenue ($000s)
Avg. Rent/Unit
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$1,500
$1,000
$500
1Q21
3Q21
1Q22
3Q22
1Q23
3Q23
1Q24
3Q24
1Q25
3Q25

NXRT.NEXPOINT.COM	Page 4

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Highlights of Third Quarter 2025 Activity

CREDIT FACILITY

•
On July 11, 2025 the Company, through the OP, entered into a $200.0 million revolving credit facility with JPMorgan and the lenders party thereto from time to time.
o
The Credit Facility may be increased by up to an additional $200.0 million if the lenders agree to increase their commitments. The Credit Facility will mature on June 30, 2028, unless the Company exercises its option to extend for a one-year term.

NXRT MARKETS LEADING NATIONAL ECONOMIC EXPANSION

SEPTEMBER 2022 - AUGUST 2025*

(in thousands, except for units and jobs rank data)
Market	NXRT Units	MSA Jobs Rank	August 2025 Jobs	Jobs Added	Job Growth
Raleigh-Cary	625	41	761.5	55.0	7.78%
Orlando-Kissimmee-Sanford	1,172	20	1,513.8	101.4	7.18%
Charlotte-Concord-Gastonia	504	23	1,411.6	93.6	7.10%
Nashville-Davidson--Murfreesboro--Franklin	1,338	28	1,201.2	63.0	5.54%
Miami-Fort Lauderdale-West Palm Beach	1,959	9	2,977.2	153.4	5.43%
Phoenix-Mesa-Chandler	2,009	11	2,446.6	119.4	5.13%
National Average					5.07%
Tampa-St. Petersburg-Clearwater	576	19	1,558.1	72.7	4.89%
Dallas-Fort Worth-Arlington	1,945	4	4,298.6	170.0	4.12%
Atlanta-Sandy Springs-Roswell	1,692	8	3,124.5	118.5	3.94%
Las Vegas-Henderson-North Las Vegas	1,164	34	1,140.4	39.2	3.56%
	12,984		20,433.5	986.2	5.07%

* SOURCE: BUREAU OF LABOR STATISTICS; AUGUST 2025, SEPTEMBER 2022 – NON-FARM PAYROLLS NOT SEASONALLY ADJUSTED.

DIVIDEND GROWTH

157.3% growth
since inception
$0.530/sh
+147.6%
$0.510
+124.5%
$0.462
+103.9%
$0.420
+84.5%
$0.380
+65.7%
$0.341
+51.7%
$0.313
+33.5%
$0.275
+21.4%
$0.250
+6.8%
$0.220
$0.206
$0.550
$0.500
$0.450
$0.400
$0.350
$0.300
$0.250
$0.200
$0.150
Q2'15
Q4'16
Q4'17
Q4'18
Q4'19
Q4'20
Q4'21
Q4'22
Q4'23
Q4'24
Q4'25

NXRT.NEXPOINT.COM	Page 5

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

FORECASTED SUBMARKET DELIVERIES (1)

Market	Submarket (RealPage)	Property	NXRT Unit Exposure	2025 Q3 Inventory	2024 Deliveries	2025 Deliveries	2026 Deliveries	2027 Deliveries	3-year Deliveries	3-year % Growth
ATL	Southeast Marietta	Rockledge	708	13,563	-	-	-	-	-	0.0%
ATL	Southeast Marietta	The Preserve at Terrell Mill	752	13,563	-	-	-	-	-	0.0%
ATL	Sandy Springs	The Adair	232	20,322	-	286	-	733	1,019	5.0%
CHA	Huntersville/Cornelius	The Verandas at Lake Norman	264	8,744	312	1,195	1,401	428	3,024	34.6%
CHA	Matthews/Southeast Charlotte	Creekside at Matthews	240	13,122	286	527	158	527	1,212	9.2%
DFW	East Fort Worth	The Venue at 8651	333	12,871	-	-	398	-	398	3.1%
DFW	Far North Dallas	Versailles	388	30,136	897	-	-	-	-	0.0%
DFW	Far North Dallas	Versailles II	242	30,136	897	-	-	-	-	0.0%
DFW	Hurst/Euless/Bedford	Arbors on Forest Ridge	210	33,608	13	651	201	-	852	2.5%
DFW	Hurst/Euless/Bedford	Summers Landing	196	33,608	13	651	201	-	852	2.5%
DFW	Oak Lawn/Park Cities	Atera	380	21,203	140	622	721	-	1,343	6.3%
DFW	Richardson	Cutters Point	196	20,443	872	223	618	147	988	4.8%
LSV	Northwest Las Vegas	Bella Solara	320	22,647	1,034	539	-	-	539	2.4%
LSV	Northwest Las Vegas	Bloom	528	22,647	1,034	539	-	-	539	2.4%
LSV	Southwest Las Vegas	Torreyana	316	21,893	1,591	1,044	1,091	760	2,895	13.2%
NASH	East Nashville	Residences at Glenview Reserve	360	15,463	919	625	271	155	1,051	6.8%
NASH	South Nashville	Arbors of Brentwood	346	18,143	594	264	142	51	457	2.5%
NASH	South Nashville	Brandywine	632	18,143	594	264	142	51	457	2.5%
ORL	East Orlando	The Cornerstone	430	22,580	562	288	419	363	1,070	4.7%
ORL	Northwest Orlando	Residences at West Place	342	17,788	309	465	29	299	793	4.5%
ORL	South Orange County	Sabal Palm at Lake Buena Vista	400	35,973	2,380	1,930	1,081	1,167	4,178	11.6%
PHX	Chandler	Fairways at San Marcos	352	27,066	543	815	691	30	1,536	5.7%
PHX	North Central Phoenix	Heritage	204	27,128	918	405	49	-	454	1.7%
PHX	North Central Phoenix	The Venue on Camelback	415	27,128	918	405	49	-	454	1.7%
PHX	Northeast Phoenix	Bella Vista	248	22,762	926	112	279	383	774	3.4%
PHX	South Tempe	Enclave	204	16,998	144	-	171	58	229	1.3%
PHX	Southwest Mesa	Madera Point	256	18,361	147	129	104	204	437	2.4%
PHX	West Phoenix	Estates on Maryland	330	15,568	-	-	57	-	57	0.4%
RDU	Far North Raleigh	Six Forks Station	323	13,433	984	115	583	62	760	5.7%
RDU	North Cary/Morrisville	High House at Cary	302	23,501	2,081	467	1,103	302	1,872	8.0%
SFL	Pembroke Pines/Miramar	Avant at Pembroke Pines	1,520	25,587	520	332	-	-	332	1.3%
SFL	West Palm Beach	Parc500	217	33,816	1,327	452	1,550	-	2,002	5.9%
SFL	West Palm Beach	Seasons 704	222	33,816	1,327	452	1,550	-	2,002	5.9%
TPA	Egypt Lake/Lowry Park	Courtney Cove	324	13,803	-	245	28	-	273	2.0%
TPA	Temple Terrace	The Summit at Sabal Park	252	16,551	333	202	330	-	532	3.2%
Totals/Averages		Total	12,984	582,758	17,832	11,933	11,475	5,669	29,077	5.0%

(1)
Source: 2025 Realpage, Inc.; Data as of September 2025.

NXRT.NEXPOINT.COM	Page 6

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Financial Summary

	Q3 2025	Q3 2024	YTD 2025	YTD 2024
(in thousands, except for per share and unit data)
Company Profile
Market Capitalization (as of the last day of the period)	$817,000	$1,118,000
Share Price (as of the last day of the period)	$32.22	$44.01
Weighted average common shares outstanding - basic	25,364	25,404	25,398	25,554
Weighted average common shares outstanding - diluted	25,364	25,404	25,398	26,274

Earnings Profile
Total revenues	$62,829	$64,095	$189,194	$195,910
Net income (loss) attributable to common stockholders	(7,790)	(8,853)	(21,720)	28,041
NOI (1)	38,819	38,131	114,614	118,089
Same Store NOI (2)	38,819	37,509	114,590	115,167
Same Store NOI Growth (%) (2)	3.5%		-0.5%

Earnings Metrics Per Common Share (diluted basis)
Earnings	$(0.31)	$(0.35)	$(0.86)	$1.07
FFO (1)	$0.63	$0.60	$1.96	$1.94
Core FFO (1)	$0.70	$0.69	$2.14	$2.11
AFFO (1)	$0.80	$0.79	$2.43	$2.41
Dividends declared per common share	$0.51	$0.46	$1.53	$1.39
Net Income (Loss) Coverage (3)	-0.61x	-0.76x	-0.56x	0.77x
FFO Coverage (3)	1.23x	1.29x	1.28x	1.40x
Core FFO Coverage (3)	1.37x	1.48x	1.40x	1.52x
AFFO Coverage (3)	1.56x	1.70x	1.59x	1.74x

Portfolio
Total Properties	35	36
Total Units (4)	12,984	13,174
Occupancy	93.6%	94.8%
Average Effective Monthly Rent per Unit	$1,497	$1,500

Same Store Portfolio Metrics (2)
Total Same Store Properties	35	35	35	35
Total Same Store Units	12,946	12,948	12,946	12,948
Occupancy	93.6%	94.9%	93.6%	94.9%
Average Effective Monthly Rent per Unit	$1,497	$1,502	$1,497	$1,502

Value-Add Program
Completed Rehab Units	365	90	1,130	330
Cumulative Completed Rehab Units (5)	9,478
Average Increase to Effective Monthly Rent per Unit (Post-Rehab)	$161
ROI on Post-Rehab Units	20.8%

Outstanding Debt Summary
Total Mortgage Debt	$1,503,242	$1,462,865
Total Debt Outstanding	$1,503,242	$1,462,865
Leverage Ratio (Total Debt to Market Capitalization plus Total Debt)	65%	57%
Leverage Ratio (Net Debt to Enterprise Value) (6)	65%	56%

(1)
For more information and reconciliations of NOI, FFO, Core FFO and AFFO, see the “FFO, Core FFO and AFFO,” “NOI and Same Store NOI” and “Definitions and Reconciliations of Non-GAAP Measures” sections of this release.
(2)
We define “Same Store” properties as properties that were in our Portfolio for the entirety of the periods being compared. For additional information regarding our Q3 and YTD Same Store properties, see the “Q3 Same Store Results” and “YTD Same Store Results” section of this release.
(3)
Indicates coverage ratio of Net Income (Loss)/FFO/Core FFO/AFFO per common share (diluted) over dividends declared per common share during the period. The Company uses actual diluted weighted average common shares outstanding when in a dilutive position for FFO, Core FFO and AFFO.
(4)
Total units owned is 12,984, however 38 units are currently excluded due to fire and water damage.
(5)
Inclusive of all full and partial interior upgrades completed through September 30, 2025. Cumulative results exclude rehabs completed for properties sold through September 30, 2025.
(6)
For more information and a reconciliation of debt to net debt, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

NXRT.NEXPOINT.COM	Page 7

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

2025 Full Year Guidance Summary

NXRT is reaffirming guidance ranges for earnings (loss) per diluted share, Core FFO per diluted share, Same Store rental income, Same Store total revenue, Same Store total expenses, and Same Store NOI and revising guidance ranges for acquisitions and dispositions as follows (dollars in millions, except per share amounts):

	Guidance Range (1)
	Low-End	Mid-Point	High-End	Prior Mid-Point
Earnings (loss) per diluted share (1)	$(1.40)	$(1.31)	$(1.22)	Affirmed
Core FFO per diluted share (1) (2)	$2.66	$2.75	$2.84	Affirmed

Same Store Growth: (3)
Rental Income	-0.7%	-0.1%	0.4%	Affirmed
Total Revenue	-0.4%	0.1%	0.6%	Affirmed
Total Expenses	3.6%	2.5%	1.5%	Affirmed
Same Store NOI (2)	-3.0%	-1.5%	0.0%	Affirmed

Other Considerations: (4)
Acquisitions	$—	$50.0	$100.0	$100.0
Dispositions	$—	$50.0	$100.0	$100.0

(1)
Weighted average diluted share count estimate for full year 2025 is approximately 25.6 million.
(2)
Same Store NOI and Core FFO are non-GAAP measures. For reconciliations of Full Year 2025 Same Store NOI and Core FFO guidance to net income (loss) guidance, and a discussion of why we consider these non-GAAP measures useful, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.
(3)
Year-over-year growth for the Full Year 2025 Same Store pool (35 properties).
(4)
We continue to evaluate our Portfolio for capital recycling opportunities. Transaction volumes presented are incorporated into the loss per share and Core FFO guidance above. Actual acquisitions and dispositions could vary significantly from our projections. We undertake no duty to update these assumptions, except as required by law.

Additional information on 2025 financial and earnings guidance is included in the following sections of this release.

NXRT.NEXPOINT.COM	Page 8

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Components of Net Asset Value

(dollar and share amounts in thousands, except per share and per unit data)

REAL ESTATE VALUE BY MARKET

Property	NOI	Cap Rate Range (1)		Value Range (2)
Market	Contribution	Min	Max	Min	Max
Texas
Dallas/Fort Worth	10.6%	5.25%	5.75%	$274,389	$309,826

North Carolina
Raleigh	4.3%	5.25%	5.75%	111,536	125,940
Charlotte	4.0%	5.25%	5.75%	102,914	116,205

Georgia
Atlanta	12.4%	5.25%	5.75%	322,677	364,350

Tennessee
Nashville	8.9%	5.25%	5.75%	231,252	261,118

Florida
Orlando	9.2%	5.25%	5.75%	240,353	271,394
Tampa	3.8%	5.25%	5.75%	97,652	110,264
South Florida	20.7%	5.25%	5.75%	538,298	607,818

Nevada
Las Vegas	9.3%	5.25%	5.75%	240,516	271,579

Arizona
Phoenix	16.9%	5.25%	5.75%	439,594	496,368
Total / Ave	100.0%	5.25%	5.75%	$2,599,181	$2,934,862

NOI ESTIMATE

Q2 2025 NOI Actual		38,036
Q3 2025 NOI Actual		38,819
	Low		High
Estimated Q4 2025 NOI Guidance (3)	36,390		38,514
2025 NOI Guidance (3)	$149,453		$154,080

NAV SUMMARY

Component	Min		Max
Tangible Assets
Real Estate (2)	$2,599,181		$2,934,862
Cash		10,828
Restricted Cash - Renovation Reserves (4)		3,098
Renovation Expenditures (4)		(3,098)
Cash Adjustments		0
Fair Market Value of Interest Rate Swaps		19,425
Other Assets		54,951
Value of Assets	$2,684,385		$3,020,066

Tangible Liabilities
Credit Facility (5)		$0
Mortgage Debt		1,503,242
Total Outstanding Debt		1,503,242
Forward 12-month Principal Payments		0
Total Outstanding Debt (FY 2025 Est.)		1,503,242
Other Tangible Liabilities (at Book)		45,234
Derivative Liability		614
Value of Liabilities		$1,549,090
Net Leverage (mid-point)		54%
Net Asset Value	$1,135,295		$1,470,976
Shares outstanding - diluted (FY 2025 Est.)		26,156
Est. NAV / Share	$43.40		$56.24
NAV / Share (mid-point)		$49.82

IMPLIED VALUATION METRICS

	Min		Max
Implied Real Estate Value	$2,599,181		$2,934,862
No. of Units (September 30, 2025) (2)		12,984
Implied Value/Apartment Unit	$200.2		$226.0
Implied Value/Apartment Unit (mid-point)		$213.1

(1)
Management estimates based on independent third-party review of our properties.
(2)
Estimated value ranges are presented for the existing portfolio (35 properties at September 30, 2025).
(3)
The Company anticipates net loss will be in the range between approximately $35.9 million and $31.3 million for the full year 2025 and between $14.1 million and $9.5 million for the fourth quarter of 2025. FY 2025 NOI Guidance considers a commensurate volume of capital recycling.
(4)
Includes approximately $3.1 million that is held for value-add upgrades; reduced by $3.1 million for estimated 2025 rehab expenditures.
(5)
Includes outstanding balance as of September 30, 2025.

NXRT.NEXPOINT.COM	Page 9

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Operating Real Estate Investments
Land	$359,819	$359,819
Buildings and improvements	1,748,875	1,738,677
Construction in progress	8,030	1,267
Furniture, fixtures, and equipment	217,582	202,029
Total Gross Operating Real Estate Investments	2,334,306	2,301,792
Accumulated depreciation and amortization	(580,761)	(508,569)
Total Net Operating Real Estate Investments	1,753,545	1,793,223
Cash and cash equivalents	10,828	23,148
Restricted cash	39,284	30,769
Accounts receivable, net	11,244	12,337
Prepaid and other assets	7,521	6,102
Fair value of interest rate swaps	19,425	41,841
TOTAL ASSETS	$1,841,847	$1,907,420

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Mortgages payable, net	$1,467,970	$1,463,650
Accounts payable and other accrued liabilities	17,190	11,351
Accrued real estate taxes payable	17,145	4,260
Accrued interest payable	6,932	7,630
Security deposit liability	2,861	2,954
Prepaid rents	1,106	1,425
Fair value of interest rate swaps	614	—
Total Liabilities	1,513,818	1,491,270

Redeemable noncontrolling interests in the OP	5,084	5,782

Stockholders' Equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized; 0 shares issued	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized; 25,364,470 and 25,403,537 shares issued and outstanding, respectively	254	254
Additional paid-in capital	404,115	407,429
Accumulated earnings less dividends	(99,276)	(38,030)
Accumulated other comprehensive income	17,852	40,715
Total Stockholders' Equity	322,945	410,368
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,841,847	$1,907,420

NXRT.NEXPOINT.COM	Page 10

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS

(in thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues
Rental income	$60,899	$62,311	$183,569	$190,292
Other income	1,930	1,784	5,625	5,618
Total revenues	62,829	64,095	189,194	195,910
Expenses
Property operating expenses	13,366	15,705	38,363	43,249
Real estate taxes and insurance	7,325	8,117	24,812	25,617
Property management fees (1)	1,785	1,843	5,411	5,673
Advisory and administrative fees (2)	1,755	1,702	5,176	5,179
Corporate general and administrative expenses	4,839	4,835	13,795	14,524
Property general and administrative expenses	2,557	1,706	6,700	6,638
Depreciation and amortization	23,783	24,608	72,192	73,373
Total expenses	55,410	58,516	166,449	174,253
Operating income before gain on sales of real estate	7,419	5,579	22,745	21,657
Gain on sales of real estate (3)	—	—	—	50,395
Operating income	7,419	5,579	22,745	72,052
Interest expense	(15,459)	(14,594)	(45,002)	(42,956)
Loss on extinguishment of debt and modification costs	—	—	—	(801)
Casualty gain (loss)	5	—	(163)	(538)
Equity in earnings of affiliate	69	53	183	144
Miscellaneous income	145	74	431	251
Net income (loss)	(7,821)	(8,888)	(21,806)	28,152
Net income (loss) attributable to redeemable noncontrolling interests in the OP	(31)	(35)	(86)	111
Net income (loss) attributable to common stockholders	$(7,790)	$(8,853)	$(21,720)	$28,041
Other comprehensive loss
Unrealized losses on interest rate derivatives	(6,339)	(25,304)	(22,953)	(30,109)
Total comprehensive loss	(14,160)	(34,192)	(44,759)	(1,957)
Comprehensive loss attributable to redeemable noncontrolling interests in the OP	(56)	(135)	(176)	(8)
Comprehensive loss attributable to common stockholders	$(14,104)	$(34,057)	$(44,583)	$(1,949)

Weighted average common shares outstanding - basic	25,364	25,404	25,398	25,554
Weighted average common shares outstanding - diluted	25,364	25,404	25,398	26,274

Earnings (loss) per share - basic	$(0.31)	$(0.35)	$(0.86)	$1.10
Earnings (loss) per share - diluted	$(0.31)	$(0.35)	$(0.86)	$1.07

(1)
Fees incurred to an unaffiliated third party that is an affiliate of a noncontrolling limited partner of the OP.
(2)
Fees incurred to the Company’s adviser.
(3)
$31.5 million with a related party for the nine months ended September 30, 2024.

NXRT.NEXPOINT.COM	Page 11

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NOI and Same Store NOI

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles NOI and our Same Store NOI for the three and nine months ended September 30, 2025 and 2024 to net loss, the most directly comparable GAAP financial measure (in thousands):

		For the Three Months Ended September 30,		For the Nine Months Ended September 30,
		2025	2024	2025	2024
Net income (loss)		$(7,821)	$(8,888)	$(21,806)	$28,152
Adjustments to reconcile net income (loss) to NOI:
Advisory and administrative fees		1,755	1,702	5,176	5,179
Corporate general and administrative expenses		4,839	4,835	13,795	14,524
Corporate income		(392)	(444)	(1,204)	(1,256)
Casualty-related expenses/(recoveries)	(1)	14	1,373	(1,435)	1,640
Casualty (gain) loss		(5)	—	163	538
Property general and administrative expenses	(2)	1,256	404	2,914	2,721
Depreciation and amortization		23,783	24,608	72,192	73,373
Interest expense		15,459	14,594	45,002	42,956
Equity in earnings of affiliate		(69)	(53)	(183)	(144)
Loss on extinguishment of debt and modification costs		—	—	—	801
Gain on sales of real estate	(3)	—	—	—	(50,395)
NOI		$38,819	$38,131	$114,614	$118,089
Less Non-Same Store
Revenues		—	(834)	(4)	(5,536)
Operating expenses		—	212	(20)	2,617
Operating income		—	—	—	(3)
Same Store NOI		$38,819	$37,509	$114,590	$115,167
(1)
Adjustment to net loss to exclude certain property operating expenses that are casualty-related expenses/(recoveries).
(2)
Adjustment to net loss to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.
(3)
$31.5 million with a related party for the nine months ended September 30, 2024.

NXRT.NEXPOINT.COM	Page 12

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Q3 Same Store Results of Operations for the Three Months Ended September 30, 2025 and 2024

There are 35 properties encompassing 12,946 units of apartment space, or approximately 100% of our Portfolio, in our same store pool for the three months ended September 30, 2025 and 2024, and excludes Stone Creek at Old Farm, which was sold on October 1, 2024 (our “Q3 Same Store” properties). Our Q3 Same Store properties exclude 38 units mentioned on page 1 that are currently down.

As of September 30, 2025, our Q3 Same Store properties were approximately 93.6% leased with a weighted average monthly effective rent per occupied apartment unit of $1,497, year-over-year decrease of 130 bps and a decrease of $5, respectively.

The following table reflects the revenues, property operating expenses and NOI for the three months ended September 30, 2025 and 2024 for our Q3 Same Store and Non-Same Store properties (dollars in thousands):

	For the Three Months Ended September 30,
	2025	2024	$ Change	% Change
Revenues
Same Store
Rental income	$60,899	$61,510	$(611)	-1.0%
Other income	1,538	1,307	231	17.7%
Same Store revenues	62,437	62,817	(380)	-0.6%
Non-Same Store
Rental income	—	801	(801)	N/M
Other income	—	33	(33)	N/M
Non-Same Store revenues	—	834	(834)	N/M
Total revenues	62,437	63,651	(1,214)	-1.9%

Operating expenses
Same Store
Property operating expenses (1)	13,352	14,065	(713)	-5.1%
Real estate taxes and insurance	7,325	8,212	(887)	-10.8%
Property management fees (2)	1,785	1,818	(33)	-1.8%
Property general and administrative expenses (3)	1,301	1,287	14	1.1%
Same Store operating expenses	23,763	25,382	(1,619)	-6.4%
Non-Same Store
Property operating expenses (4)	—	267	(267)	N/M
Real estate taxes and insurance	—	(95)	95	N/M
Property management fees (2)	—	25	(25)	N/M
Property general and administrative expenses (5)	—	15	(15)	N/M
Non-Same Store operating expenses	—	212	(212)	N/M
Total operating expenses	23,763	25,594	(1,831)	-7.2%

Operating income
Same Store
Miscellaneous income	145	74	71	N/M
Total operating income	145	74	71	95.9%

NOI
Same Store	38,819	37,509	1,310	3.5%
Non-Same Store	—	622	(622)	N/M
Total NOI (6)	$38,819	$38,131	$688	1.8%
(1)
For the three months ended September 30, 2025 and 2024, excludes approximately $13,000 and $(266,000), respectively, of casualty-related expenses/(recoveries).
(2)
Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the OP.

NXRT.NEXPOINT.COM	Page 13

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

(3)
For the three months ended September 30, 2025 and 2024, excludes approximately $1,070,000 and $590,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.
(4)
For the three months ended September 30, 2025 and 2024, excludes approximately $– and $14,000, respectively, of casualty-related expenses.
(5)
For the three months ended September 30, 2025 and 2024, excludes approximately $187,000 and $(187,000), respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.
(6)
For additional information regarding NOI, see the “Definitions and Reconciliations of Non-GAAP Measures” and “NOI and Same Store NOI” sections of this release.

The following table contains additional information about our Q3 Same Store properties rent and occupancy metrics, revenues, operating expenses and NOI for the three months ended September 30, 2025 and 2024 (dollars in thousands, except for per unit data):

	Q3 2025	Q3 2024	% Change
Same Store Total Units	12,946	12,948
Same Store Occupied Units	12,115	12,283
Same Store Ending Occupancy	93.6%	94.9%	-1.3%
Same Store Average Rent per Unit	$1,497	$1,502	-0.3%

Same Store Revenues
Same Store Rental Income	$60,899	$61,510	-1.0%
Same Store Other Income	1,538	1,307	17.7%
Total Same Store Revenues	62,437	62,817	-0.6%

Same Store Operating Expenses
Payroll	4,701	5,085	-7.6%
Repairs & Maintenance	5,533	5,894	-6.1%
Utilities	3,118	3,086	1.0%
Real Estate Taxes	6,027	6,604	-8.7%
Insurance	1,298	1,608	-19.3%
Property Management Fees	1,785	1,818	-1.8%
Office Operations	874	939	-6.9%
Marketing	427	348	22.7%
Total Same Store Operating Expenses	23,763	25,382	-6.4%

Same Store Operating Income
Miscellaneous Income	145	74	95.9%
Total Same Store Operating Income	145	74	95.9%

Q3 Same Store NOI	$38,819	$37,509	3.5%

NXRT.NEXPOINT.COM	Page 14

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Q3 Same Store Properties Operating Metrics

(dollars in thousands, except for per unit data)

Properties by Market (1)	Unit Count	Average Effective Rent			Occupancy			Total Rental Income

	Total	Q3 2025	Q3 2024	% Change	Q3 2025	Q3 2024	bps ∆	Q3 2025	Q3 2024	% Change
Texas
Dallas	1,944	$1,236	$1,236	0.0%	93.1%	95.3%	-220	$7,780	$7,912	-1.7%
Average/Total	1,944	1,236	1,236	0.0%	93.1%	95.3%	-220	7,780	7,912	-1.7%

North Carolina
Charlotte	504	1,413	1,399	1.0%	95.2%	96.2%	-100	2,303	2,283	0.9%
Raleigh/Durham	625	1,413	1,432	-1.3%	95.7%	95.5%	20	2,765	2,717	1.8%
Average/Total	1,129	1,413	1,417	-0.3%	95.5%	95.8%	-30	5,068	5,000	1.4%

Georgia
Atlanta	1,672	1,457	1,465	-0.5%	94.5%	95.5%	-100	7,514	7,509	0.1%
Average/Total	1,672	1,457	1,465	-0.5%	94.5%	95.5%	-100	7,514	7,509	0.1%

Tennessee
Nashville	1,338	1,274	1,293	-1.5%	93.5%	94.8%	-130	5,453	5,565	-2.0%
Average/Total	1,338	1,274	1,293	-1.5%	93.5%	94.8%	-130	5,453	5,565	-2.0%

Florida
Orlando	1,172	1,553	1,562	-0.6%	92.7%	94.0%	-130	5,495	5,668	-3.1%
Tampa	576	1,349	1,341	0.6%	94.4%	92.5%	190	2,422	2,367	2.3%
South Florida	1,958	2,150	2,130	0.9%	94.8%	95.0%	-20	13,166	12,892	2.1%
Average/Total	3,706	1,837	1,828	0.5%	94.1%	94.3%	-20	21,083	20,927	0.7%

Arizona
Phoenix	2,009	1,426	1,460	-2.3%	91.9%	94.4%	-250	8,984	9,495	-5.4%
Average/Total	2,009	1,426	1,460	-2.3%	91.9%	94.4%	-250	8,984	9,495	-5.4%

Nevada
Las Vegas	1,148	1,353	1,356	-0.2%	92.6%	94.8%	-220	5,017	5,102	-1.7%
Average/Total	1,148	1,353	1,356	-0.2%	92.6%	94.8%	-220	5,017	5,102	-1.7%

Average/Total	12,946	$1,497	$1,502	-0.3%	93.6%	94.9%	-130	$60,899	$61,510	-1.0%
(1)
This table includes the 35 properties in our Q3 Same Store pool.

NXRT.NEXPOINT.COM	Page 15

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

QoQ Same Store Properties Operating Metrics

(dollars in thousands, except for per unit data)

Properties by Market (1)	Unit Count	Average Effective Rent			Occupancy			Total Rental Income

	Total	Q3 2025	Q2 2025	% Change	Q3 2025	Q2 2025	bps ∆	Q3 2025	Q2 2025	% Change
Texas
Dallas	1,944	$1,236	$1,235	0.1%	93.1%	92.6%	50	$7,780	$7,848	-0.9%
Average/Total	1,944	1,236	1,235	0.1%	93.1%	92.6%	50	7,780	7,848	-0.9%

North Carolina
Charlotte	504	1,413	1,390	1.7%	95.2%	95.2%	0	2,303	2,283	0.9%
Raleigh/Durham	625	1,413	1,397	1.1%	95.7%	93.9%	180	2,765	2,724	1.5%
Average/Total	1,129	1,413	1,394	1.4%	95.5%	94.5%	100	5,068	5,007	1.2%

Georgia
Atlanta	1,672	1,457	1,467	-0.7%	94.5%	93.7%	80	7,514	7,615	-1.3%
Average/Total	1,672	1,457	1,467	-0.7%	94.5%	93.7%	80	7,514	7,615	-1.3%

Tennessee
Nashville	1,338	1,274	1,265	0.7%	93.5%	94.4%	-90	5,453	5,496	-0.8%
Average/Total	1,338	1,274	1,265	0.7%	93.5%	94.4%	-90	5,453	5,496	-0.8%

Florida
Orlando	1,172	1,553	1,568	-1.0%	92.7%	93.4%	-70	5,495	5,584	-1.6%
Tampa	576	1,349	1,324	1.9%	94.4%	92.9%	150	2,422	2,432	-0.4%
South Florida	1,958	2,150	2,154	-0.2%	94.8%	94.6%	20	13,166	13,116	0.4%
Average/Total	3,706	1,837	1,840	-0.2%	94.1%	94.0%	10	21,083	21,132	-0.2%

Arizona
Phoenix	2,009	1,426	1,442	-1.1%	91.9%	91.2%	70	8,984	9,141	-1.7%
Average/Total	2,009	1,426	1,442	-1.1%	91.9%	91.2%	70	8,984	9,141	-1.7%

Nevada
Las Vegas	1,148	1,353	1,356	-0.2%	92.6%	92.5%	10	5,017	4,991	0.5%
Average/Total	1,148	1,353	1,356	-0.2%	92.6%	92.5%	10	5,017	4,991	0.5%

Average/Total	12,946	$1,497	$1,500	-0.2%	93.6%	93.3%	30	$60,899	$61,230	-0.5%

(1)
This table includes the 35 properties in our Q3 Same Store pool.

YTD Same Store Results of Operations for the Nine Months Ended September 30, 2025 and 2024

There are 35 properties encompassing 12,946 units of apartment space, or approximately 100% of our Portfolio, in our same store pool for the nine months ended September 30, 2025 and 2024 and excludes Old Farm, Radbourne Lake and Stone Creek at Old Farm which were sold in 2024 (our “YTD Same Store” properties). Our YTD Same Store properties excludes 38 units mentioned on page 1 that are currently down.

As of September 30, 2025, our YTD Same Store properties were approximately 93.6% leased with a weighted average monthly effective rent per occupied apartment unit of $1,497, year-over-year decrease of 130 bps and a decrease of $5, respectively.

NXRT.NEXPOINT.COM	Page 16

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The following table reflects the revenues, property operating expenses and NOI for the nine months ended September 30, 2025 and 2024 for our YTD Same Store and Non-Same Store properties (dollars in thousands):

	For the Nine Months Ended September 30,
	2025	2024	$ Change	% Change
Revenues
Same Store
Rental income	$183,565	$185,036	$(1,471)	-0.8%
Other income	4,421	4,082	339	8.3%
Same Store revenues	187,986	189,118	(1,132)	-0.6%
Non-Same Store
Rental income	4	5,256	(5,252)	N/M
Other income	—	280	(280)	N/M
Non-Same Store revenues	4	5,536	(5,532)	N/M
Total revenues	187,990	194,654	(6,664)	-3.4%

Operating expenses
Same Store
Property operating expenses (1)	39,797	39,920	(123)	-0.3%
Real estate taxes and insurance	24,835	25,049	(214)	-0.9%
Property management fees (2)	5,411	5,471	(60)	-1.1%
Property general and administrative expenses (3)	3,784	3,759	25	0.7%
Same Store operating expenses	73,827	74,199	(372)	-0.5%
Non-Same Store
Property operating expenses (4)	1	1,689	(1,688)	N/M
Real estate taxes and insurance	(23)	568	(591)	N/M
Property management fees (2)	—	202	(202)	N/M
Property general and administrative expenses (5)	2	158	(156)	N/M
Non-Same Store operating expenses	(20)	2,617	(2,637)	N/M
Total operating expenses	73,807	76,816	(3,009)	-3.9%

Operating income
Same Store
Miscellaneous income	431	248	183	N/M
Non-Same Store
Miscellaneous income	—	3	(3)	N/M
Total operating income	431	251	180	71.7%

NOI
Same Store	114,590	115,167	(577)	-0.5%
Non-Same Store	24	2,922	(2,898)	N/M
Total NOI (6)	$114,614	$118,089	$(3,475)	-2.9%

(1)
For the nine months ended September 30, 2025 and 2024, excludes approximately $1,435,000 and $3,000, respectively, of casualty-related recoveries.
(2)
Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the OP.
(3)
For the nine months ended September 30, 2025 and 2024, excludes approximately $2,696,000 and $2,654,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.
(4)
For the nine months ended September 30, 2025 and 2024, excludes approximately $- and $16,000, respectively, of casualty-related expenses.
(5)
For the nine months ended September 30, 2025 and 2024, excludes approximately $218,000 and $66,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.
(6)
For additional information regarding NOI, see the “Definitions and Reconciliations of Non-GAAP Measures” and “NOI and Same Store NOI” sections of this release.

NXRT.NEXPOINT.COM	Page 17

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The following table contains additional information about our YTD Same Store properties rent and occupancy metrics, revenues, operating expenses and NOI for the nine months ended September 30, 2025 and 2024 (dollars in thousands, except for per unit data):

	YTD 2025	YTD 2024	% Change
Same Store Total Units	12,946	12,948
Same Store Occupied Units	12,115	12,283
Same Store Ending Occupancy	93.6%	94.9%	-1.3%
Same Store Average Rent per Unit	$1,497	$1,502	-0.3%

Same Store Revenues
Same Store Rental Income	$183,565	$185,036	-0.8%
Same Store Other Income	4,421	4,082	8.3%
Total Same Store Revenues	187,986	189,118	-0.6%

Same Store Operating Expenses
Payroll	14,457	14,900	-3.0%
Repairs & Maintenance	16,437	16,369	0.4%
Utilities	8,903	8,651	2.9%
Real Estate Taxes	20,551	20,405	0.7%
Insurance	4,284	4,644	-7.8%
Property Management Fees	5,411	5,471	-1.1%
Office Operations	2,722	2,750	-1.0%
Marketing	1,062	1,009	5.3%
Total Same Store Operating Expenses	73,827	74,199	-0.5%

Same Store Operating Income
Miscellaneous Income	431	248	73.8%
Total Same Store Operating Income	431	248	73.8%

YTD Same Store NOI	$114,590	$115,167	-0.5%

NXRT.NEXPOINT.COM	Page 18

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

FFO, Core FFO and AFFO

The following table reconciles our calculations of FFO, Core FFO and AFFO to net loss, the most directly comparable GAAP financial measure, for the three and nine months ended September 30, 2025 and 2024 (in thousands, except per share amounts):

		For the Three Months Ended September 30,		For the Nine Months Ended September 30,
		2025	2024	2025	2024	% Change
Net income (loss)		$(7,821)	$(8,888)	$(21,806)	$28,152	N/M
Depreciation and amortization		23,783	24,608	72,192	73,373	-1.6%
Gain on sales of real estate	(1)	—	—	—	(50,395)	N/M
Adjustment for noncontrolling interests		(63)	(62)	(199)	(202)	-1.5%
FFO attributable to common stockholders		15,899	15,658	50,187	50,928	-1.5%

FFO per share - basic		$0.63	$0.62	$1.98	$1.99	-0.5%
FFO per share - diluted		$0.63	$0.60	$1.96	$1.94	1.0%

Loss on extinguishment of debt and modification costs		—	—	—	801	N/M
Casualty-related expenses/(recoveries)		14	1,373	(1,435)	1,640	N/M
Casualty (gain) loss		(5)	—	163	538	N/M
Amortization of deferred financing costs		1,657	632	4,929	2,051	N/M
Mark-to-market adjustments of interest rate caps		157	273	935	(469)	N/M
Adjustment for noncontrolling interests		(7)	(8)	(18)	(17)	5.9%
Core FFO attributable to common stockholders		17,715	17,928	54,761	55,472	-1.3%

Core FFO per share - basic		$0.70	$0.71	$2.16	$2.17	-0.5%
Core FFO per share - diluted		$0.70	$0.69	$2.14	$2.11	1.4%

Equity-based compensation expense		2,527	2,670	7,337	7,901	-7.1%
Adjustment for noncontrolling interests		(10)	(11)	(29)	(31)	-6.5%
AFFO attributable to common stockholders		20,232	20,587	62,069	63,342	-2.0%

AFFO per share - basic		$0.80	$0.81	$2.44	$2.48	-1.6%
AFFO per share - diluted		$0.80	$0.79	$2.43	$2.41	0.8%

Weighted average common shares outstanding - basic		25,364	25,404	25,398	25,554	-0.6%
Weighted average common shares outstanding - diluted	(2)	25,370	26,161	25,545	26,274	-2.8%

Dividends declared per common share		$0.51	$0.46	$1.53	$1.39	10.3%

Net income (loss) Coverage - diluted	(3)	-0.61x	-0.76x	-0.56x	0.77x	N/M
FFO Coverage - diluted	(3)	1.23x	1.29x	1.28x	1.40x	-8.4%
Core FFO Coverage - diluted	(3)	1.37x	1.48x	1.40x	1.52x	-8.0%
AFFO Coverage - diluted	(3)	1.56x	1.70x	1.59x	1.74x	-8.6%

(1)
$31.5 million with a related party for the nine months ended September 30, 2024.
(2)
The Company uses actual diluted weighted average common shares outstanding when in a dilutive position for FFO, Core FFO and AFFO.
(3)
Indicates coverage ratio of net income (loss)/FFO/Core FFO/AFFO per common share (diluted) over dividends declared per common share during the period.

NXRT.NEXPOINT.COM	Page 19

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Capital Expenditures

	Q3 2025	Q3 2024	% Change	YTD 2025	YTD 2024	% Change
($ in thousands)
Capital Expenditures
Acquisition Capital Expenditures	—	—	N/A	—	—	N/A

Capitalized Rehab Expenditures
Interior	2,017	1,141	76.8%	3,998	3,935	1.6%
Exterior and common area	60	485	-87.6%	209	1,848	-88.7%

Capitalized Maintenance Expenditures
Recurring	4,553	4,600	-1.0%	10,597	9,128	16.1%
Non-Recurring	4,564	3,858	18.3%	11,382	8,206	38.7%

Total Capital Expenditures	$11,194	$10,084	11.0%	$26,186	$23,117	13.3%

NXRT.NEXPOINT.COM	Page 20

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Value-Add Program Details: Interiors (Full & Partials)

Property Name (1)	Units	Rehab Units Completed (2)	Average Rent Pre-Rehab	Average Rent Post-Rehab	Avg. Rehab Cost Per Unit (3)	Post-Rehab Rent Change %	ROI (3)
Value-Add Programs In Progress
Arbors of Brentwood	346	187	$1,230	$1,436	$9,744	16.7%	25.3%
Arbors on Forest Ridge	210	197	785	880	4,179	12.1%	27.3%
Atera Apartments	380	259	1,200	1,343	3,329	11.9%	51.6%
Avant at Pembroke Pines	1,520	817	1,835	2,070	16,345	12.8%	17.2%
Bella Solara	320	141	1,273	1,421	10,289	11.7%	17.4%
Bella Vista	248	214	1,456	1,594	10,207	9.5%	16.2%
Bloom	528	180	1,240	1,387	12,611	11.9%	14.0%
Brandywine I & II	632	621	1,026	1,209	10,565	17.9%	20.9%
Courtney Cove	324	351	970	1,068	4,438	10.0%	26.3%
Creekside at Matthews	240	104	1,361	1,555	9,794	14.2%	23.7%
Cutter's Point	196	180	991	1,105	6,062	11.6%	22.7%
Estates on Maryland	330	134	1,272	1,438	11,583	13.0%	17.2%
Fairways of San Marcos	352	165	1,472	1,646	12,286	11.8%	17.0%
High House at Cary	302	140	1,340	1,572	11,840	17.3%	23.5%
Madera Point	256	283	890	997	4,358	11.9%	29.3%
Parc500	217	245	1,348	1,525	13,631	13.1%	15.5%
Residences at Glenview Reserve	360	319	1,089	1,311	12,958	20.4%	20.5%
Residences at West Place	342	192	1,530	1,718	11,162	12.2%	20.1%
Rockledge Apartments	708	590	1,263	1,430	9,039	13.3%	22.2%
Sabal Palm at Lake Buena Vista	400	145	1,503	1,673	9,539	11.4%	21.5%
Seasons 704 Apartments	222	264	1,235	1,362	7,203	10.3%	21.2%
Six Forks Station	323	150	1,137	1,406	12,052	23.7%	26.8%
Summers Landing	196	71	1,062	1,262	10,185	18.8%	23.5%
Summit at Sabal Park	252	260	1,021	1,117	5,477	9.4%	21.0%
The Adair	232	164	1,734	2,009	11,547	15.9%	28.6%
The Cornerstone	430	561	1,048	1,140	4,695	8.8%	23.5%
The Enclave	204	180	1,460	1,638	10,012	12.2%	21.4%
The Heritage	204	185	1,402	1,533	9,331	9.3%	16.8%
The Preserve at Terrell Mill	752	866	893	1,059	10,415	18.6%	19.1%
The Verandas at Lake Norman	264	104	1,293	1,462	10,414	13.0%	19.4%
The Venue on Camelback	415	307	775	1,016	9,884	31.0%	29.2%
Torreyana Apartments	316	65	1,377	1,491	11,669	8.3%	11.8%
Venue at 8651	333	326	836	940	6,569	12.5%	19.1%
Versailles	388	395	815	901	5,178	10.5%	19.9%
Versailles II	242	116	848	943	4,180	11.2%	27.2%
Total/Weighted Average	12,984	9,478	$1,173	$1,334	$9,313	13.7%	20.8%

(1)
We do not plan to upgrade 100% of the units at each of our properties.
(2)
Inclusive of all full and partial interior upgrades completed through September 30, 2025.
(3)
Inclusive of all full and partial interior upgrades completed and leased through September 30, 2025.

NXRT.NEXPOINT.COM	Page 21

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Value-Add Program Details: Kitchen & Laundry Appliances

Property Name (1)	Units	Rehab Units Completed (2)	Avg. Rehab Cost Per Unit (3)	Post-Rehab Rent Change $	ROI (3)
Value-Add Programs In Progress
Arbors of Brentwood	346	319	$871	$50	68.8%
Arbors on Forest Ridge	210	136	787	47	71.4%
Atera Apartments	380	369	813	40	59.7%
Avant at Pembroke Pines	1,520	531	1,302	51	46.6%
Brandywine I & II	632	214	1,078	72	79.9%
Creekside at Matthews	240	178	1,098	56	60.7%
Cutter's Point	196	141	756	46	72.9%
Estates on Maryland	330	21	1,067	38	42.3%
Madera Point	256	158	893	31	41.3%
Residences at Glenview Reserve	360	77	1,186	55	55.6%
Rockledge Apartments	708	622	820	40	58.6%
Sabal Palm at Lake Buena Vista	400	634	599	86	171.8%
Six Forks Station	323	198	1,087	55	60.7%
Summers Landing	196	110	886	58	79.2%
Summit at Sabal Park	252	249	994	40	48.3%
The Adair	232	11	1,083	84	92.8%
The Cornerstone	430	17	809	50	74.2%
The Verandas at Lake Norman	264	217	1,084	46	51.2%
Venue at 8651	333	270	777	47	72.6%
Versailles	388	314	877	49	67.5%
Versailles II	242	139	887	29	38.7%
Total/Weighted Average	8,238	4,925	$945	$50	64.0%

(1)
We do not plan to upgrade 100% of the units at each of our properties.
(2)
Inclusive of all kitchen and laundry appliance upgrades completed through September 30, 2025.
(3)
Inclusive of all kitchen and laundry appliance upgrades completed and leased through September 30, 2025.

NXRT.NEXPOINT.COM	Page 22

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Value-Add Program Details: Smart Home Technology Packages

Property Name (1)	Units	Rehab Units Completed (2)	Avg. Rehab Cost Per Unit (3)	Post-Rehab Rent Change $	ROI (3)
Value-Add Programs In Progress
Arbors of Brentwood	346	346	$1,419	$45	30.9%
Arbors on Forest Ridge	210	210	1,416	45	30.9%
Atera Apartments	380	380	1,339	50	37.0%
Avant at Pembroke Pines	1,520	1,520	1,350	45	32.4%
Bella Solara	320	320	820	35	39.5%
Bella Vista	248	248	970	40	39.3%
Bloom	528	528	901	40	42.3%
Brandywine I & II	632	632	1,234	45	35.5%
Courtney Cove	324	324	1,238	35	26.2%
Creekside at Matthews	240	240	913	65	72.9%
Cutter's Point	196	196	1,400	45	31.3%
Estates on Maryland	330	330	1,074	20	14.2%
Fairways of San Marcos	352	352	901	40	42.3%
Hight House at Cary	302	302	899	65	74.1%
Madera Point	256	256	1,283	45	34.1%
Residences at Glenview Reserve	360	360	1,017	45	43.1%
Rockledge Apartments	708	708	942	35	34.4%
Sabal Palm at Lake Buena Vista	400	400	1,237	45	35.4%
Six Forks Station	323	323	844	35	38.4%
Summers Landing	196	196	1,449	45	30.2%
The Adair	232	232	913	45	48.0%
The Cornerstone	430	430	1,236	45	35.4%
The Enclave	204	204	966	40	39.4%
The Heritage	204	204	997	40	38.2%
The Venue on Camelback Apartments	415	415	808	30	33.0%
The Verandas at Lake Norman	264	264	954	65	69.8%
Torreyana Apartments	316	316	900	35	36.0%
Venue at 8651	333	333	1,229	45	35.6%
Versailles	388	388	1,080	45	40.6%
Versailles II	242	242	1,241	45	35.3%
Total/Weighted Average	11,199	11,199	$1,113	$43	37.2%

Planned Value-Add Programs				Rent Change & ROI (Projections)
Residences at West Place	342	—	TBD	TBD	TBD
Seasons 704 Apartments	222	—	TBD	TBD	TBD
Summit at Sabal Park	252	—	TBD	TBD	TBD
The Preserve at Terrell Mill	752	—	TBD	TBD	TBD
Total/Weighted Average Planned	1,568	—	TBD	TBD	TBD

(1)
We do not plan to upgrade 100% of the units at each of our properties.
(2)
Inclusive of all smart home technology package upgrades completed through September 30, 2025.
(3)
Inclusive of all smart home technology package upgrades completed and leased through September 30, 2025.

NXRT.NEXPOINT.COM	Page 23

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Outstanding Debt Details

Mortgage Debt

The following table contains summary information concerning the mortgage debt of the Company as of September 30, 2025 (dollars in thousands):

Operating Properties	Type	Term (months)	Outstanding Principal		Interest Rate (1)	Maturity Date
Residences at West Place	Fixed	120	$33,817		4.24%	10/1/2028
Arbors of Brentwood	Floating	84	39,977		5.40%	10/1/2031
Avant at Pembroke Pines	Floating	84	248,185		5.40%	10/1/2031
Bella Vista	Floating	84	37,400		5.40%	10/1/2031
Brandywine I & II	Floating	84	59,526		5.40%	10/1/2031
Cornerstone	Floating	84	45,815		5.40%	10/1/2031
Estates on Maryland	Floating	84	37,345		5.40%	10/1/2031
High House at Cary	Floating	84	32,478		5.40%	10/1/2031
Residences at Glenview Reserve	Floating	84	33,271		5.40%	10/1/2031
Sabal Palm at Lake Buena Vista	Floating	84	56,220		5.40%	10/1/2031
Six Forks Station	Floating	84	30,430		5.40%	10/1/2031
Summers Landing	Floating	84	14,135		5.40%	10/1/2031
The Adair	Floating	84	33,229		5.40%	10/1/2031
The Enclave	Floating	84	33,440		5.40%	10/1/2031
The Heritage	Floating	84	29,810		5.40%	10/1/2031
The Venue on Camelback	Floating	84	36,465		5.40%	10/1/2031
The Verandas at Lake Norman	Floating	84	30,113		5.40%	10/1/2031
Versailles II	Floating	84	15,706		5.40%	10/1/2031
Arbors on Forest Ridge	Floating	84	17,307		5.40%	12/1/2031
Atera Apartments	Floating	84	38,555		5.40%	12/1/2031
Bella Solara	Floating	84	37,772		5.40%	12/1/2031
Bloom	Floating	84	60,848		5.40%	12/1/2031
Courtney Cove	Floating	84	31,596		5.40%	12/1/2031
Creekside at Matthews	Floating	84	28,703		5.40%	12/1/2031
Cutter's Point	Floating	84	18,994		5.40%	12/1/2031
Fairways at San Marcos	Floating	84	55,056		5.40%	12/1/2031
Madera Point	Floating	84	29,676		5.40%	12/1/2031
Parc500	Floating	84	30,012		5.40%	12/1/2031
Rockledge Apartments	Floating	84	78,444		5.40%	12/1/2031
Seasons 704 Apartments	Floating	84	33,960		5.40%	12/1/2031
The Preserve at Terrell Mill	Floating	84	74,341		5.40%	12/1/2031
The Summit at Sabal Park	Floating	84	26,735		5.40%	12/1/2031
Torreyana Apartments	Floating	84	43,153		5.40%	12/1/2031
Venue at 8651	Floating	84	24,620		5.40%	12/1/2031
Versailles	Floating	84	26,108		5.40%	12/1/2031
			1,503,242
Fair market value adjustment			318	(2)
Deferred financing costs, net of accumulated amortization of $5,512			(35,590)
			$1,467,970

(1)
Interest rate is based on a reference rate plus an applicable margin, except for fixed rate mortgage debt. The reference rate used in our Portfolio is 30-Day Average Secured Overnight Financing Rate ("SOFR"). As of September 30, 2025, SOFR was 4.31%.
(2)
The Company reflected a valuation adjustment on its fixed rate debt for Residences at West Place to adjust it to fair market value on its respective date of acquisition for the difference between the fair value and the assumed principal amount of debt. The difference is amortized into interest expense over the remaining term of the mortgage.

NXRT.NEXPOINT.COM	Page 24

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Interest Rate Swap Agreements

As of September 30, 2025, the Company had the following outstanding interest rate swaps that were designated as cash flow hedges of interest rate risk (dollars in thousands):

Effective Date	Termination Date	Counterparty	Notional Amount	Fixed Rate (1)
September 1, 2019	September 1, 2026	KeyBank	$100,000	1.462%
September 1, 2019	September 1, 2026	KeyBank	125,000	1.302%
January 3, 2020	September 1, 2026	KeyBank	92,500	1.609%
March 4, 2020	June 1, 2026	Truist	100,000	0.820%
June 1, 2021	September 1, 2026	KeyBank	200,000	0.845%
June 1, 2021	September 1, 2026	KeyBank	200,000	0.953%
April 3, 2025	April 1, 2030	JPMorgan	100,000	3.489%
			$917,500	1.361%	(2)

(1)
The floating rate option for the interest rate swaps is SOFR plus 0.11448% (“Adjusted SOFR”) other than the JPMorgan swap, which is based on SOFR. As of September 30, 2025, Adjusted SOFR and SOFR were 4.43% and 4.31%, respectively.
(2)
Represents the weighted average fixed rate of the interest rate swaps.

The following table contains summary information regarding our forward interest rate swap (dollars in thousands):

Effective Date	Termination Date	Counterparty	Notional Amount	Fixed Rate (1)
September 1, 2026	January 1, 2027	KeyBank	$92,500	1.798%

(1)
The floating rate option for the interest rate swap is Adjusted SOFR. As of September 30, 2025, Adjusted SOFR was 4.43%.

NXRT.NEXPOINT.COM	Page 25

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Interest Rate Cap Agreements

As of September 30, 2025, the Company had the following interest rate caps outstanding that were not designated as cash flow hedges of interest rate risk (dollars in thousands):

Properties	Type	Maturity Date	Notional	Strike Rate
Rockledge Apartments	Floating	12/1/2025	$93,129	6.45%
The Preserve at Terrell Mill	Floating	12/1/2025	71,098	6.45%
Fairways at San Marcos	Floating	12/1/2025	60,228	6.70%
Bloom	Floating	12/1/2025	59,830	6.70%
Torreyana Apartments	Floating	12/1/2025	50,580	6.70%
Cornerstone	Floating	12/1/2025	46,804	6.66%
Atera Apartments	Floating	12/1/2025	46,198	6.45%
Silverbrook	Floating	12/1/2025	46,088	6.45%
Bella Solara	Floating	12/1/2025	40,328	6.70%
Versailles	Floating	12/1/2025	40,247	6.45%
Courtney Cove	Floating	12/1/2025	36,146	6.70%
Madera Point	Floating	12/1/2025	34,457	6.70%
Seasons 704 Apartments	Floating	12/1/2025	33,132	6.70%
The Summit at Sabal Park	Floating	12/1/2025	30,826	6.70%
Creekside at Matthews	Floating	12/1/2025	29,648	6.45%
Parc500	Floating	12/1/2025	29,416	6.45%
Cutter's Point	Floating	12/1/2025	21,524	6.45%
Arbors on Forest Ridge	Floating	12/1/2025	19,184	6.70%
Venue at 8651	Floating	12/1/2025	18,690	6.45%
The Venue on Camelback	Floating	2/1/2026	42,788	6.07%
Avant at Pembroke Pines	Floating	10/1/2027	248,185	8.16%
Brandywine I & II	Floating	10/1/2027	59,526	8.16%
Sabal Palm at Lake Buena Vista	Floating	10/1/2027	56,220	8.41%
Cornerstone	Floating	10/1/2027	45,815	8.66%
Arbors of Brentwood	Floating	10/1/2027	39,977	8.16%
Bella Vista	Floating	10/1/2027	37,400	8.91%
Estates on Maryland	Floating	10/1/2027	37,345	8.91%
The Venue on Camelback	Floating	10/1/2027	36,465	8.16%
The Enclave	Floating	10/1/2027	33,440	8.66%
Residences at Glenview Reserve	Floating	10/1/2027	33,271	8.16%
The Adair	Floating	10/1/2027	33,229	8.16%
High House at Cary	Floating	10/1/2027	32,478	8.16%
Six Forks Station	Floating	10/1/2027	30,430	8.16%
The Verandas at Lake Norman	Floating	10/1/2027	30,113	8.16%
The Heritage	Floating	10/1/2027	29,810	8.91%
Versailles II	Floating	10/1/2027	15,706	8.16%
Summers Landing	Floating	10/1/2027	14,135	8.66%
Rockledge Apartments	Floating	12/1/2027	78,444	7.66%
The Preserve at Terrell Mill	Floating	12/1/2027	74,341	7.66%
Bloom	Floating	12/1/2027	60,848	7.66%
Fairways at San Marcos	Floating	12/1/2027	55,056	7.66%
Torreyana Apartments	Floating	12/1/2027	43,153	7.66%
Atera Apartments	Floating	12/1/2027	38,555	7.66%
Bella Solara	Floating	12/1/2027	37,772	7.66%
Seasons 704 Apartments	Floating	12/1/2027	33,960	7.66%
Courtney Cove	Floating	12/1/2027	31,596	7.66%
Parc500	Floating	12/1/2027	30,012	7.66%
Madera Point	Floating	12/1/2027	29,676	7.66%
Creekside at Matthews	Floating	12/1/2027	28,703	7.66%
The Summit at Sabal Park	Floating	12/1/2027	26,735	7.66%
Versailles	Floating	12/1/2027	26,108	7.66%
Venue at 8651	Floating	12/1/2027	24,620	7.66%
Cutter's Point	Floating	12/1/2027	18,994	7.66%
Arbors on Forest Ridge	Floating	12/1/2027	17,307	7.66%
			$2,319,766	7.49%

NXRT.NEXPOINT.COM	Page 26

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Debt Maturity Schedule

The following table summarizes our contractual obligations and commitments as of September 30, 2025 for the next five calendar years subsequent to September 30, 2025 and thereafter. We used the applicable reference rates as of September 30, 2025 to calculate interest expense due by period on our floating rate debt and net interest expense due by period on our interest rate swaps.

		Payments Due by Period (in thousands)
		Total	Remainder of 2025	2026	2027	2028	2029	Thereafter
Operating Properties Mortgage Debt
Principal payments		$1,503,242	$—	$—	$—	$33,817	$—	$1,469,425
Interest expense	(1)	381,779	12,804	49,642	62,984	64,501	65,405	126,443
Total		$1,885,021	$12,804	$49,642	$62,984	$98,318	$65,405	$1,595,868

(1)
Interest expense obligations includes the impact of expected settlements on interest rate swaps which have been entered into in order to fix the interest rate on the hedged portion of our floating rate debt obligations. As of September 30, 2025, we had entered into 7 interest rate swap transactions with a combined notional amount of $0.9 billion and one forward rate swap agreement with a notional amount of approximately $0.1 billion. We have allocated the total impact of expected settlements on the $1.0 billion notional amounts of interest rate swaps to ‘Operating Properties Mortgage Debt.’ We used the applicable reference rates as of September 30, 2025 to determine our expected settlements through the terms of the interest rate swaps.

Debt Maturity Schedule(2)
Fixed Rate Debt
Floating Rate Debt
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$-
2025
2026
2027
2028
2029
Thereafter

(1)
As of September 30, 2025, we had total indebtedness of $1.5 billion at an adjusted weighted average interest rate of 3.50% of which $1.5 billion was debt with a floating interest rate. As of September 30, 2025, interest rate swap agreements effectively covered 62% of our $1.5 billion of floating rate mortgage debt outstanding. For purposes of calculating the adjusted weighted average interest rate of the total indebtedness, we have included the weighted average fixed rate of 1.36% for Adjusted SOFR and SOFR on the $0.9 billion notional amount of interest rate swap agreements that we have entered into as of September 30, 2025.
(2)
Debt maturity schedule as of September 30, 2025.

NXRT.NEXPOINT.COM	Page 27

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Acquisition Details

(in thousands, except for unit and per unit amounts)
Property Name (1)	Location	Units	Transaction Date	Purchase Price	Rehab Budget (2)	Total Investment	Per Unit
Arbors on Forest Ridge	Bedford, TX	210	1/31/2014	$12,805	$1,449	$14,254	$67,876
Cutter's Point	Richardson, TX	196	1/31/2014	15,845	1,357	17,202	87,765
The Summit at Sabal Park	Tampa, FL	252	8/20/2014	19,050	1,656	20,706	82,167
Courtney Cove	Tampa, FL	324	8/20/2014	18,950	1,691	20,641	63,707
Sabal Palm at Lake Buena Vista	Orlando, FL	400	11/5/2014	49,500	1,346	50,846	127,115
Cornerstone	Orlando, FL	430	1/15/2015	31,550	2,662	34,212	79,563
The Preserve at Terrell Mill	Marietta, GA	752	2/6/2015	58,000	6,688	64,688	86,021
Versailles	Dallas, TX	388	2/26/2015	26,165	3,917	30,082	77,531
Seasons 704 Apartments	West Palm Beach, FL	222	4/15/2015	21,000	1,900	22,900	103,153
Madera Point	Mesa, AZ	256	8/5/2015	22,525	1,808	24,333	95,051
Venue at 8651	Fort Worth, TX	333	10/30/2015	19,250	4,592	23,842	71,598
Parc500	West Palm Beach, FL	217	7/27/2016	22,421	5,082	27,503	126,742
The Venue on Camelback	Phoenix, AZ	415	10/11/2016	44,600	6,018	50,618	121,971
Rockledge Apartments	Marietta, GA	708	6/30/2017	113,500	7,685	121,185	171,165
Atera Apartments	Dallas, TX	380	10/25/2017	59,200	3,721	62,921	165,582
Versailles II	Dallas, TX	242	9/26/2018	24,680	2,797	27,477	113,541
Brandywine I & II	Nashville, TN	632	9/26/2018	79,800	7,762	87,562	138,547
Bella Vista	Phoenix, AZ	248	1/28/2019	48,400	3,414	51,814	208,927
The Enclave	Tempe, AZ	204	1/28/2019	41,800	2,608	44,408	217,686
The Heritage	Phoenix, AZ	204	1/28/2019	41,900	2,660	44,560	218,431
Summers Landing	Fort Worth, TX	196	6/7/2019	19,396	2,980	22,376	114,163
Residences at Glenview Reserve	Nashville, TN	360	7/17/2019	45,000	5,695	50,695	140,819
Residences at West Place	Orlando, FL	342	7/17/2019	55,000	4,129	59,129	172,892
Avant at Pembroke Pines	Pembroke Pines, FL	1,520	8/30/2019	322,000	32,583	354,583	233,278
Arbors of Brentwood	Nashville, TN	346	9/10/2019	62,250	4,248	66,498	192,191
Torreyana Apartments	Las Vegas, NV	316	11/22/2019	68,000	2,771	70,771	223,959
Bloom	Las Vegas, NV	528	11/22/2019	106,500	4,786	111,286	210,769
Bella Solara	Las Vegas, NV	320	11/22/2019	66,500	3,642	70,142	219,194
Fairways at San Marcos	Chandler, AZ	352	11/2/2020	84,480	4,482	88,962	252,733
The Verandas at Lake Norman	Cornelius, NC	264	6/30/2021	63,500	4,628	68,128	258,061
Creekside at Matthews	Matthews, NC	240	6/30/2021	58,000	3,943	61,943	258,096
Six Forks Station	Raleigh, NC	323	9/10/2021	74,760	6,431	81,191	251,365
High House at Cary	Cary, NC	302	12/7/2021	93,250	1,677	94,927	314,328
The Adair	Sandy Springs, GA	232	4/1/2022	65,500	5,390	70,890	305,560
Estates on Maryland	Phoenix, AZ	330	4/1/2022	77,900	4,636	82,536	250,109
Total/Weighted Average		12,984		$2,032,977	$162,834	$2,195,811	$169,117

(1)
Only includes properties owned as of September 30, 2025.
(2)
Includes interior and exterior rehab.

NXRT.NEXPOINT.COM	Page 28

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Disposition Details

(in thousands, except unit and per unit amounts)
Property Name	Location	Units	Purchase Price	Sale Price	Per Unit	Sale Date	Net Cash Proceeds (1)	Gain on Sale
Meridian	Austin, TX	200	$12,300	$17,250	$86,250	5/10/2016	$16,981	$4,786
Park at Regency and Mandarin Reserve	Jacksonville, FL	679	34,500	47,000	69,219	6/6/2016	46,239	11,584
Park at Blanding and Colonial Forest	Jacksonville, FL	291	12,000	14,500	49,828	8/31/2016	14,259	2,007
Willowdale Crossings	Frederick, MD	432	41,000	45,200	104,630	9/15/2016	44,439	5,576
Jade Park	Dayton Beach, FL	144	7,800	10,000	69,444	9/30/2016	9,868	1,979
The Miramar Apartments	Dallas, TX	314	8,875	16,550	52,707	4/3/2017	16,326	6,368
Toscana	Dallas, TX	192	8,875	13,250	69,010	4/3/2017	13,040	4,283
The Grove at Alban	Frederick, MD	290	23,050	27,500	94,828	4/3/2017	27,021	4,514
Twelve 6 Ten at the Park	Dallas, TX	402	20,984	26,600	66,169	4/27/2017	26,349	4,731
Regatta Bay	Seabrook, TX	240	18,200	28,200	117,500	7/14/2017	27,670	10,423
NAVA Portfolio (2)	Atlanta, GA	1,100	66,200	116,000	105,455	9/27/2017	114,010	48,046
Timberglen	Dallas, TX	304	16,950	30,000	98,684	1/31/2018	29,553	13,742
Edgewater at Sandy Springs	Atlanta, GA	760	58,000	101,250	133,224	8/28/2019	100,219	47,329
Belmont at Duck Creek	Garland, TX	240	18,525	29,500	122,917	8/28/2019	29,148	11,985
The Ashlar	Dallas, TX	264	16,235	29,400	111,364	8/28/2019	29,050	13,205
Heatherstone	Dallas, TX	152	9,450	16,275	107,072	8/28/2019	16,054	6,368
The Pointe at the Foothills	Mesa, AZ	528	52,275	85,400	161,742	8/28/2019	84,663	37,925
Abbington Heights	Antioch, TN	274	17,900	28,050	102,372	8/30/2019	27,630	10,888
Southpoint Reserve at Stoney Creek	Fredericksburg, VA	156	17,000	23,500	150,641	3/20/2020	23,176	5,469
Willow Grove	Nashville, TN	244	13,750	31,300	128,279	3/26/2020	31,005	17,513
Woodbridge	Nashville, TN	220	16,000	31,700	144,091	3/26/2020	31,237	15,990
Eagle Crest	Irving, TX	447	27,325	55,500	124,161	9/30/2020	54,779	30,160
Beechwood Terrace	Antioch, TN	300	21,400	53,600	178,667	11/1/2021	53,003	33,960
Cedar Pointe	Antioch, TN	210	26,500	37,650	179,286	11/1/2021	37,231	12,252
Hollister Place	Houston, TX	260	24,500	36,750	141,346	12/29/2022	36,455	14,684
Silverbrook	Grand Prairie, TX	642	30,400	70,000	109,034	9/22/2023	69,431	43,107
Timber Creek	Charlotte, NC	352	22,750	49,000	139,205	12/13/2023	48,348	24,819
Old Farm	Houston, TX	734	84,721	103,000	140,327	3/1/2024	102,704	31,548
Radbourne Lake	Charlotte, NC	225	24,250	39,250	174,444	4/30/2024	38,904	18,847
Stone Creek at Old Farm	Houston, TX	190	23,332	24,500	128,947	10/1/2024	24,095	3,851
Total/Weighted Average		10,786	$775,047	$1,237,675	$114,748		$1,222,887	$497,939

(1)
Represents sales price, net of closing costs.
(2)
The NAVA Portfolio consists of The Arbors, The Crossings, The Crossings at Holcomb Bridge and The Knolls.

NXRT.NEXPOINT.COM	Page 29

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Definitions and Reconciliations of Non-GAAP Measures

Definitions

This presentation contains non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income (loss), balance sheets or statements of cash flows of the Company. The non-GAAP financial measures used within this presentation are net operating income (“NOI”), funds from operations attributable to common stockholders (“FFO”), FFO per diluted share, Core FFO, Core FFO per diluted share, adjusted FFO (“AFFO”), AFFO per diluted share and net debt.

NOI is used by investors and our management to evaluate and compare the performance of our properties to other comparable properties, to determine trends in earnings and to compute the fair value of our properties. NOI is calculated by adjusting net income (loss) to add back (1) interest expense (2) advisory and administrative fees, (3) depreciation and amortization expenses, (4) gains or losses from the sale of operating real estate assets that are included in net income (loss) computed in accordance with GAAP, (5) corporate income and corporate general and administrative expenses that are not reflective of operations of the properties, (6) other gains and losses that are specific to us including loss on extinguishment of debt and modification costs, (7) casualty-related expenses/(recoveries) and casualty (gains) losses, (8) property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on behalf of the Company at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees and (9) equity in earnings of affiliate. We define “Same Store NOI” as NOI for our properties that are comparable between periods. We view Same Store NOI as an important measure of the operating performance of our properties because it allows us to compare operating results of properties owned for the entirety of the current and comparable periods and therefore eliminates variations caused by acquisitions or dispositions during the periods.

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income (loss) computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization. We compute FFO in accordance with NAREIT’s definition. Our presentation differs slightly in that we begin with net income (loss) before adjusting for amounts attributable to redeemable noncontrolling interests in the OP and we show the combined amounts attributable to such noncontrolling interests as an adjustment to arrive at FFO attributable to common stockholders.

Core FFO makes certain adjustments to FFO, which are not representative of the ongoing operating performance of our Portfolio. Core FFO adjusts FFO to remove items such as casualty-related expenses/(recoveries) and losses (gains), loss on extinguishment of debt and modification costs, the amortization of deferred financing costs, mark-to-market gains or losses related to interest rate cap agreements not designated as hedges for accounting purposes, and the noncontrolling interests (as described above) related to these items. Starting in the third quarter of 2024, the Company has adjusted Core FFO to remove (1) the amortization of all deferred financing costs instead of those solely related to short-term debt financing and (2) mark-to-market gains or losses related to interest rate cap agreements not designated as hedges for accounting purposes. Prior periods have been recast to conform to the current presentation.

AFFO makes certain adjustments to Core FFO in order to arrive at a more refined measure of the operating performance of our Portfolio. There is no industry standard definition of AFFO and practice is divergent across the industry. AFFO adjusts Core FFO to remove items such as equity-based compensation expense and the noncontrolling interests related to this item.

Net debt is calculated by subtracting cash and cash equivalents and restricted cash held for value-add upgrades and green improvements from total debt outstanding.

We believe that the use of NOI, FFO, Core FFO, AFFO and net debt, combined with the required GAAP presentations, improves the understanding of operating results and debt levels of real estate investment trusts (“REITs”) among investors and makes comparisons of operating results and debt levels among such companies more meaningful. While NOI, FFO, Core FFO, AFFO and net debt are relevant and widely used measures of operating performance and debt levels of REITs, they do not represent cash flows from operations, net income (loss) or total debt as defined by GAAP and should not be considered an alternative or substitute to those measures in evaluating our liquidity, operating performance and debt levels. NOI, FFO, Core FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. We present net debt because we believe it provides our investors a better understanding of our leverage ratio. Net debt should not be considered an alternative to total debt, as we may not always be able to use our available cash to repay debt. Our computation of NOI, FFO, Core FFO, AFFO and net debt may not be comparable to NOI, FFO, Core FFO, AFFO and net debt reported by other REITs. For a more complete discussion of NOI, FFO, Core FFO and AFFO, see our most recent Annual Report on Form 10-K and our other filings with the SEC.

NXRT.NEXPOINT.COM	Page 30

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Reconciliations

Reconciliation of Debt to Net Debt

(dollar amounts in thousands)	Q3 2025	Q3 2024
Total mortgage debt	$1,503,242	$1,462,865
Total debt outstanding	1,503,242	1,462,865

Adjustments to arrive at net debt:
Cash and cash equivalents	(10,828)	(17,412)
Restricted cash held for value-add upgrades and green improvements	(3,098)	(3,518)
Net debt	$1,489,316	$1,441,935
Enterprise Value (1)	$2,306,316	$2,559,935
Leverage Ratio	65%	56%

(1)
Enterprise Value is calculated as Market Capitalization plus net debt.

Guidance Reconciliations of NOI, Same Store NOI, FFO, Core FFO and AFFO

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles NOI to net loss (the most directly comparable GAAP financial measure) for the periods presented below (in thousands):

		For the Year Ended December 31, 2025	For the Three Months Ended December 31, 2025
		Mid-Point (1)	Mid-Point (1)
Net loss		$(33,617)	$(11,818)
Adjustments to reconcile net loss to NOI:
Advisory and administrative fees		6,981	1,805
Corporate general and administrative expenses		18,805	5,010
Corporate income		(1,697)	(493)
Property general and administrative expenses	(2)	3,130	1,634
Depreciation and amortization		98,259	26,067
Interest expense		59,972	14,977
Casualty-related recoveries		168	4
Equity in earnings of affiliate		(234)	(51)
NOI		$151,767	$37,135
Less Non-Same Store
Revenues	(3)	(7)
Operating expenses	(3)	(19)
Same Store NOI	(3)	$151,741

(1)
Mid-Point estimates shown for full year and fourth quarter 2025 guidance. Assumptions made for full year and fourth quarter 2025 NOI guidance include the Same Store operating growth projections included in the “2025 Full Year Guidance Summary” section of this release and the effect of the dispositions throughout the fiscal year.
(2)
Adjustment to net loss to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.
(3)
Amounts are derived from the results of operations of our Full Year 2025 Same Store properties and Non-Same Store properties. There are 35 properties in our Full Year 2025 Same Store pool.

NXRT.NEXPOINT.COM	Page 31

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The following table reconciles our FFO, Core FFO and AFFO guidance to our net loss (the most directly comparable GAAP financial measure) guidance for the year ended December 31, 2025 (in thousands, except per share data):

For the Year Ended December 31, 2025
Mid-Point
Net loss	$(33,617)
Depreciation and amortization	98,259
Adjustment for noncontrolling interests	(255)
FFO attributable to common stockholders	64,387
FFO per share - diluted (1)	$2.51

Casualty-related recoveries	(1,281)
Amortization of deferred financing costs	6,481
Mark-to-market adjustments of interest rate caps	911
Adjustment for noncontrolling interests	(24)
Core FFO attributable to common stockholders	70,474
Core FFO per share - diluted (1)	$2.75

Equity-based compensation expense	9,993
Adjustment for noncontrolling interests	(39)
AFFO attributable to common stockholders	80,428
AFFO per share - diluted (1)	$3.14

Weighted average common shares outstanding - diluted	25,616

(1)
For purposes of calculating per share data, we assume a weighted average diluted share count of approximately 25.6 million for the full year 2025.

NOI

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles NOI for the three months ended June 30, 2025 and the year ended December 31, 2024 to net income (loss), the most directly comparable GAAP financial measure (in thousands):

		For the Three Months Ended June 30, 2025	For the Year Ended December 31, 2024
Net income (loss)		$(7,061)	$1,114
Adjustments to reconcile net income (loss) to NOI:
Advisory and administrative fees		1,725	6,899
Corporate general and administrative expenses		4,499	19,399
Corporate income		(370)	(2,215)
Casualty-related expenses/(recoveries)	(1)	(792)	1,389
Casualty loss		5	626
Property general and administrative expenses	(2)	868	3,998
Depreciation and amortization		24,059	97,762
Interest expense		15,162	58,477
Equity in earnings of affiliate		(59)	(172)
Loss on extinguishment of debt and modification costs		—	24,004
Gain on sales of real estate		—	(54,246)
NOI		$38,036	$157,035

(1)
Adjustment to net income (loss) to exclude certain property operating expenses that are casualty-related expenses/(recoveries).
(2)
Adjustment to net income (loss) to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

NXRT.NEXPOINT.COM	Page 32